Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES RECORD REVENUE AND OPERATING PROFITABILITY, RAISES 2006 GUIDANCE

Company Will Restate Previously Reported Results for 2004 Income Tax Adjustment; No Impact on
Previously Reported Revenue, Income from Operations, EBITDA or Adjusted-EBITDA

Westlake Village, CA – February 27, 2006 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the fourth quarter and fiscal year ended December 31, 2005, which included Adjusted-EBITDA1 and diluted net income per common share performance that exceeded the Company’s previously issued guidance. Fourth quarter of 2005 results included:

•	$116.6 million in reported revenue, at the high-end of the Company’s previously issued guidance range of $112-$117 million and an increase of 114 percent year-over-year;

•	Adjusted-EBITDA of $33.7 million, above the previously issued guidance range of $28-$30 million and an increase of 90 percent year-over-year, with an Adjusted-EBITDA margin of 29 percent; and

•	Diluted net income per common share of $0.13, above the previously issued guidance of $0.12.

Due to the strength of its fourth quarter operating performance and outlook for 2006, ValueClick is increasing its fiscal year 2006 guidance ranges as follows:

•	Revenue range increases from $480-$500 million to $490-$500 million; and

•	Adjusted-EBITDA range increases from $123-$128 million to $125-$130 million.

ValueClick also announced today it has identified an error relating to its 2004 income tax benefit and its deferred income tax assets. To correct this error, ValueClick will restate its previously filed financial statements as of and for the year ended December 31, 2004 and its previously filed quarterly financial statements for the first three quarters of 2004. The Company will also restate its previously filed quarterly financial statements for the first three quarters of 2005. These restatements will have no impact on the Company’s previously reported operating results for revenue, income from operations, income before taxes and minority interest, net cash flows, EBITDA or Adjusted-EBITDA for any period. For more information on this matter, please refer to Exhibit 1 at the end of this press release and to ValueClick’s current report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2006.

“Our strong fourth quarter capped another successful year for ValueClick,” said James Zarley, chairman and chief executive officer of ValueClick. “We generated growth and realized synergies within our Media segment, which includes our recently-acquired Fastclick and Webclients businesses. Additionally, our Affiliate Marketing segment continued to benefit from its market-leading position and strength in online commerce. While we are disappointed that it is necessary to restate previously reported results due to the 2004 income tax adjustment, the fundamentals of our businesses are not impacted and remain strong.”

1 EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, taxes, depreciation, and amortization. Adjusted-EBITDA is defined as GAAP net income before interest, taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of Adjusted-EBITDA to GAAP net income, and a discussion of why the Company believes Adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Fourth Quarter and Fiscal Year 2005 Results
The following results for 2005 are preliminary and are subject to change based upon the Company’s further analysis and the results of its independent registered public accounting firm’s audit procedures.

For the quarter ended December 31, 2005, ValueClick reported revenue of $116.6 million, an increase of $62.2 million, or 114 percent, from revenue of $54.4 million for the fourth quarter of 2004. Fourth quarter 2005 results include a full quarter of operations from: E-Babylon and Webclients, both acquired in June 2005; and Fastclick, acquired in September 2005.

Fourth quarter 2005 income before taxes was $24.7 million compared to $15.9 million for the fourth quarter of 2004. Fourth quarter 2005 Adjusted-EBITDA was $33.7 million compared to $17.7 million for the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $13.6 million, or $0.13 per diluted common share.

For the fiscal year ended December 31, 2005, ValueClick reported revenue of $304.0 million, an increase of $134.8 million, or 80 percent, from revenue of $169.2 million for fiscal year 2004. Fiscal year 2005 results include seven months of operations from E-Babylon, acquired in June 2005, six months of operations from Webclients, acquired in late June 2005, and three months of operations from Fastclick, acquired in late September 2005. Fiscal year 2004 results include five months of operations from PriceRunner.com, acquired in August 2004, and three months of operations from ValueClick Japan, which was sold in late March 2004.

Fiscal year 2005 income before taxes and minority interest was $69.5 million compared to $47.2 million for fiscal year 2004. Fiscal year 2005 Adjusted-EBITDA was $85.6 million compared to $54.7 million for fiscal year 2004. Excluding the one-time gain on the sale in March 2004 of the Company’s ownership interest in ValueClick Japan, fiscal year 2004 Adjusted-EBITDA would have been $46.7 million. Net income for fiscal year 2005 was $39.7 million, or $0.44 per diluted common share.

The Company’s consolidated balance sheet remains strong with approximately $241 million in cash, cash equivalents and marketable securities and no long-term debt, as of December 31, 2005.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Additionally, the Company is not providing guidance on diluted net income per common share (EPS), pending its determination of the impact of expensing stock options under Statement of Financial Accounting Standards 123®. ValueClick anticipates providing EPS guidance on or before announcing its financial results for the first quarter of 2006.

Based on its fourth quarter results and outlook for 2006, ValueClick is raising its fiscal year 2006 guidance ranges, issued previously on November 1, 2005:

Fiscal Year 2006	Previous Guidance	Updated Guidance
Revenue	$480-$500 million	$490-$500 million

Adjusted-EBITDA (EBITDA before stock-based compensation)	$123-$128 million	$125-$130 million

Additionally, ValueClick is announcing guidance for the first quarter of 2006:

First Quarter 2006	Guidance
Revenue	$110-$112 million

Adjusted-EBITDA	$27-$28 million

Conference Call Today
James Zarley, chairman and chief executive officer, and Sam Paisley, chief administrative officer, will present an overview of the results and other factors affecting financial performance for the fourth quarter during a webcast on Monday, February 27, 2006 at 1:30PM PT. Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 5945481.

Webcast participants may submit questions on financial results and business operations to management prior to the call through the ValueClick Investor Relations voice message system at (818) 575-4677. Questions should be received no later than 1:30PM PT on Monday, February 27, 2006.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies. Through its individual brands, ValueClick offers comprehensive and scalable solutions that deliver cost-effective customer acquisition for advertisers and revenue for publishers. ValueClick provides advertisers and publishers with performance-based solutions through all online marketing channels. Brand offerings include:

— ValueClick Media and Fastclick — Brand and Direct Online Advertising Networks

— Commission Junction — Affiliate and Search Marketing

— HiSpeed Media — Online Direct Response Lead Generation

— Webclients.net — Innovative Technology and Offers for Lead Generation

— PriceRunner — Comprehensive Comparison Shopping Site

— Mediaplex — Intelligent Technology for Digital Marketing

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick and Webclients mergers, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, its current report on Form 8-K filed on February 27, 2006, recent quarterly reports on Form 10-Q, other current reports on Form 8-K, its amended registration statement on Form S-4, filed on September 27, 2005, and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
SELECTED CONSOLIDATED OPERATIONS DATA
(In thousands, except per share data)

	Three-month Period
	Ended December 31,
	(Note 1)
	(Unaudited)
	2005	2004
Revenue	$116,607	$54,371
Cost of revenue	39,270	15,011

Gross profit	77,337	39,360
Operating expenses:
Sales and marketing	26,463	11,597
General and administrative	13,022	7,624
Technology	6,568	3,984
Stock-based compensation	1,853	203
Amortization of intangible assets	6,387	1,276
Restructuring benefit, net	(77)	—

Total operating expenses	54,216	24,684

Income from operations	23,121	14,676
Interest and other income, net	1,610	1,188

Income before taxes	24,731	$15,864

Income tax expense	11,174

Net income	$13,557

Basic net income per common share	$0.13

Weighted-average shares used in computing basic net income per common share	101,177

Diluted net income per common share	$0.13

Weighted-average shares used in computing diluted net income per common share	105,390

Note 1 – ValueClick announced today it has identified an error relating to its 2004 income tax benefit and its deferred income tax assets. To correct this error, ValueClick will restate its previously filed financial statements as of and for the year ended December 31, 2004 and its previously filed quarterly financial statements for the first three quarters of 2004. The Company will also restate its previously filed quarterly financial statements for the first three quarters of 2005. Due to this pending restatement, the Company is providing selected consolidated operations data in lieu of a consolidated statement of operations for the three-month period ended December 31, 2004.

Please refer to Exhibit 1 at the end of this press release for a description of these restatements and the estimated adjustments the Company anticipates will be reflected in the Company’s restated consolidated statement of operations for the year ended December 31, 2004, and its restated consolidated balance sheet as of December 31, 2004. The Company expects to accomplish its restatements on or about the time of filing the Company’s 2005 Annual Report on Form 10-K.

VALUECLICK, INC.
SELECTED CONSOLIDATED OPERATIONS DATA
(In thousands, except per share data)

	Year Ended
	December 31,
	(Note 1)
	(Unaudited)
	2005	2004
Revenue	$304,007	$169,178
Cost of revenue	88,839	50,762

Gross profit	215,168	118,416
Operating expenses:
Sales and marketing	74,823	36,000
General and administrative	40,528	27,168
Technology	21,314	15,891
Stock-based compensation	2,022	739
Amortization of intangible assets	12,179	4,111
Restructuring benefit, net	(73)	(1,003)

Total operating expenses	150,793	82,906

Income from operations	64,375	35,510
Interest and other income, net	5,077	3,728
Gain on sale of equity interest in Japan subsidiary	—	8,007

Income before taxes and minority interest	69,452	$47,245

Income tax expense	29,727

Net income	$39,725

Basic net income per common share	$0.45

Weighted-average shares used in computing basic net income per common share	87,722

Diluted net income per common share	$0.44

Weighted-average shares used in computing diluted net income per common share	90,857

Note 1 – ValueClick announced today it has identified an error relating to its 2004 income tax benefit and its deferred income tax assets. To correct this error, ValueClick will restate its previously filed financial statements as of and for the year ended December 31, 2004 and its previously filed quarterly financial statements for the first three quarters of 2004. The Company will also restate its previously filed quarterly financial statements for the first three quarters of 2005. Due to this pending restatement, the Company is providing selected consolidated operations data in lieu of a consolidated statement of operations for the year ended December 31, 2004.

Please refer to Exhibit 1 at the end of this press release for a description of these restatements and the estimated adjustments the Company anticipates will be reflected in the Company’s restated consolidated statement of operations for the year ended December 31, 2004, and its restated consolidated balance sheet as of December 31, 2004. The Company expects to accomplish its restatements on or about the time of filing the Company’s 2005 Annual Report on Form 10-K.

VALUECLICK, INC.
RECONCILIATION OF INCOME BEFORE TAXES AND MINORITY INTEREST TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended December 31,
	(Unaudited)
	2005	2004
Income before taxes	$24,731	$15,864
Less interest income, net	(1,610)	(1,125)
Plus amortization of intangible assets	6,387	1,276
Plus depreciation and other amortization	2,325	1,514
Plus stock-based compensation	1,853	203

Adjusted-EBITDA	$33,686	$17,732

	Year Ended
	December 31,
	(Unaudited)
	2005	2004
		(Note 2)
Income before taxes and minority interest	$69,452	$47,245
Less interest income, net	(5,077)	(3,665)
Plus minority share of loss in consolidated subsidiary	—	130
Plus amortization of intangible assets	12,179	4,111
Plus depreciation and other amortization	7,067	6,188
Plus stock-based compensation	2,022	739

Adjusted-EBITDA	$85,643	$54,748

Note 1 – “EBITDA” (earnings before interest, taxes, depreciation, and amortization) and “Adjusted-EBITDA” (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) included in this press release are non-GAAP (Generally Accepted Accounting Principles) financial measures.

EBITDA and Adjusted-EBITDA, as defined above, may not be similar to EBITDA and Adjusted-EBITDA measures used by other companies and are not measurements under GAAP. Management believes that Adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, income from interest on the Company’s cash and marketable securities, and stock-based compensation that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA and Adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA and Adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses EBITDA and Adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that EBITDA and Adjusted-EBITDA provide investors with additional tools for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with a reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Note 2 – Adjusted-EBITDA for the year ended December 31, 2004 would have been $46.7 million after excluding the $8.0 million non-recurring gain on the sale of the Company’s equity interest in ValueClick Japan.

VALUECLICK, INC.
EXHIBIT 1: DESCRIPTION OF RESTATEMENT

ValueClick announced today that it will restate its previously filed financial statements as of and for the year ended December 31, 2004 and for the first three quarters of 2004. The Company will also restate its previously filed quarterly financial statements for the first three quarters of 2005. These restatements result from the identification of an error relating to the Company’s 2004 provision for income taxes, discovered through additional accounting and disclosure control procedures implemented by the Company throughout 2005. The Company expects to accomplish these restatements on or about the time of filing the Company’s 2005 Annual Report on Form 10-K.

The correction of this error reduces a deferred tax benefit (and therefore net income and earnings per common share) previously reported by the Company in the fourth quarter of 2004 and also increases the Company’s previously reported effective income tax rate (and therefore reduces net income and earnings per common share) for the first three quarters of 2004. A resulting impact of the correction of this error is the elimination of a deferred income tax benefit (and therefore a reduction in net income and earning per common share) recognized by the Company in the second quarter of 2005 for a change in tax rates applied to deferred tax assets.

The correction of this error also affects the balance sheet amounts of deferred income taxes, goodwill, income taxes payable, retained earnings, and additional paid-in capital previously reported at December 31, 2004 and for the first three quarters of 2004 and 2005. The correction of this error, however, has no impact on previously reported revenue, income from operations, income before income taxes and minority interest, or net cash flows. Further, this restatement has no impact on EBITDA or Adjusted-EBITDA as previously reported by the Company.

The Company’s deferred income tax assets, including those arising from carryover benefits of net operating losses of acquired subsidiaries (“acquired NOLs”), were fully reserved by a valuation allowance through the third quarter of 2004. The valuation allowance was initially established because of uncertainties that such deferred tax assets would be realized. In the fourth quarter of 2004, based on factors including, but not limited to: the Company’s history of achieving operating objectives; the achievement of pre-tax income beginning in the first quarter of 2003 and each subsequent quarter; established customer relationships; and projections of future pre-tax income, the Company determined that it was more likely than not that the Company would be able to realize a substantial portion of its deferred tax assets, and the valuation allowance related to the majority of the Company’s deferred tax assets, including those arising from acquired NOLs, was reversed.

The ability to utilize acquired NOLs is subject to complex calculations involving interpretations of the Internal Revenue Code (“tax code”), some of which could result in limitations on the Company’s ability to use the acquired NOLs before their expiration, irrespective of the Company’s future profitability. As a result of detailed tax studies, the Company determined there is uncertainty as to whether its treatment of certain acquired NOLs would be upheld under examination by the relevant tax authorities and that it is necessary, under accounting principles generally accepted in the United States (“GAAP”), to reduce the deferred tax assets related to these acquired NOLs and restate the Company’s previously filed financial statements accordingly.  The Company believes that it may be able to establish that it is entitled, under the tax code and interpretations thereof, to the benefit of the acquired NOLs for amounts in excess of the amounts recognized in the Company’s financial statements.  However, there can be no assurance that any such benefit will actually materialize.

The above-described requirements of the tax code and GAAP and the facts relevant to the Company existed at the time of the preparation of the 2004 financial statements, and should have been fully addressed by the Company at that time. Accordingly, this matter is considered by the Company to be the correction of an error that requires restatement of the impacted financial statements as described above.

The Company is completing its analysis of the impact that the correction of this error will have on the previously reported financial statements for the year ended December 31, 2004 and the first three quarters of 2004 and 2005. The Company has determined, however, that the correction of this error will have no impact on previously reported revenue, income from operations, income before income taxes and minority interest, or net cash flows.

The accompanying tables reconcile (i) the Company’s results of operations for the year ended December 31, 2004 and (ii) the Company’s financial position as of December 31, 2004, both previously reported in the Company’s 2004 Annual Report on Form 10-K, to the estimated amounts the Company anticipates will be reflected in the restated financial statements. The amounts are preliminary and are subject to change based upon the Company’s further analysis and the results of its independent registered public accounting firm’s audit procedures.

			Anticipated
			Estimated
	As	Anticipated	Restated
	Reported	Estimated	Amounts
	in 2004 10-K	Adjustments	for 2004
		(unaudited)
		(in thousands, except per share data)
For the Year Ended December 31, 2004:

Revenue	$169,178	$—	$169,178
Income before income taxes and minority interest	47,245	—	47,245
Income tax expense (benefit)	(40,512)	55,000	14,488
Minority share of loss in consolidated subsidiary	130	—	130

Net income	$87,887	$(55,000)	$32,887

Basic net income per common share	$1.10	$(0.69)	$0.41

Diluted net income per common share	$1.05	$(0.66)	$0.39

			Anticipated
			Estimated
	As	Anticipated	Restated
	Reported	Estimated	Amounts
	in 2004 10-K	Adjustments	for 2004
		(unaudited)
		(in thousands)
As of December 31, 2004:

Assets:
Total current assets	$282,628	$—	$282,628
Property and equipment, net	8,571	—	8,571
Goodwill and intangible assets	76,532	1,000	77,532
Deferred tax assets	61,630	(45,000)	16,630
Other assets	1,065	—	1,065

Total assets	$430,426	$(44,000)	$386,426

Liabilities and Stockholders’ Equity:
Income taxes payable	$964	$11,000	$11,964
Other current liabilities	40,025	—	40,025

Total current liabilities	40,989	11,000	51,989
Non-current liabilities	4,532	—	4,532

Total liabilities	45,521	11,000	56,521
Total stockholders’ equity	384,905	(55,000)	329,905

Total liabilities and stockholders’ equity	$430,426	$(44,000)	$386,426

For more information on this matter, please refer to ValueClick’s current report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2006.